Exhibit 10.01
THIRD AMENDMENT
TO
OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2019)
Oceaneering International, Inc., a Delaware corporation (the “Company”), having established the Oceaneering Retirement Investment Plan, as amended and restated effective January 1, 2019, and thereafter amended (the “Plan”), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the Plan, effective as of August 1, 2021, as follows:
1.Section 4.1(b)(1) of the Plan is hereby amended to read as follows:
“(1)    Generally. Each Plan Year the Employer may, in its discretion, make a Matching Contribution in such amount, if any, as it may determine for the Plan Year. If the Employer chooses to make a Matching Contribution for a Plan Year, the Employer shall determine the amount that shall be contributed on behalf of each Participant based on the Participant’s Elective Deferrals and/or Roth Contributions and the matching formula approved by the Employer for such Plan Year. The foregoing notwithstanding, for Plan Year 2021, the Employer will provide a Matching Contribution in the amount of (i) for payroll periods ending on and after January 1, 2021 and prior to August 1, 2021, fifty percent (50%), and (ii) for payroll periods ending after July 31, 2021 and prior to January 1, 2022, one hundred percent (100%) of a Participant’s Elective Deferrals and Roth Contributions that in total do not exceed six percent (6%) of the Participant’s Compensation paid during a Plan Year, based on a Participant’s Elective Deferrals and/or Roth Contributions during the Plan Year.”
2.Section 4.1(d)(1) of the Plan is hereby amended to read as follows:
“(1)    QACA Implementation.
(A)    Plan Years 2008 through 2019 and Plan Years 2022 and After. Effective for Plan Years (i) beginning on or after January 1, 2008, and ending prior to January 1, 2020 and (ii) beginning on and after January 1, 2022, the Employer maintains a Plan with automatic enrollment provisions as a Qualified Automatic Contribution Arrangement (“QACA”). Accordingly, for those Plan Years the Plan will satisfy the automatic enrollment provisions of this Section regarding: (1) the Participants subject to the QACA, as described below; (2) the Automatic Deferral amount requirements described herein; and (3) the uniformity requirements as described below. Except as modified herein, the Plan’s safe harbor 401(k) plan
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provisions shall apply to this QACA. The Employer provided a Safe Harbor Contribution in the sum of one hundred percent (100%) of a Participant’s Elective Deferrals that did not exceed six percent (6%) of the Participant’s Compensation, based on Elective Deferrals and/or Roth Compensation during the entire Plan Year, to the Participants eligible to make Elective Deferrals. For purposes of this Section 4.1(d), but excluding Section 4.1(d)(8), references to Elective Deferrals shall include Roth Contributions.
(B)    Plan Years 2020 and 2021. For Plan Year 2020 the Plan shall not be a QACA and the Employer will provide a Matching Contribution (“2020 Matching Contribution”) in the sum of (i) one hundred percent (100%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation paid during the period beginning on January 1, 2020 and ending on May 31, 2020 and (ii) fifty percent (50%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation paid during the period beginning on June 1, 2020 and ending on December 31, 2020, based on a Participant’s Elective Deferrals and Compensation during the 2020 Plan Year. No Employer contributions for the 2020 Plan Year shall be Safe Harbor Contributions. The Actual Deferral Percentage and Actual Contribution Percentage tests set forth in Appendix B hereto will apply for the 2020 Plan Year. Subject to this clause (B) and any provisions of the Code or the Plan that apply only to QACA contributions, a 2020 Matching Contribution shall be considered, treated and subject to the same requirements as a Safe Harbor Contribution, but not limited to, for purposes of vesting and distributions. For Plan Year 2021, the Plan shall not be a QACA.”
3.The last sentence of Section 7.1(a) of the Plan is hereby amended to read as follows:
“The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board shall be the only bodies with the right and power to approve any amendment or termination of (i) the investment by Participants in Company Stock through the ESOP and (ii) the ESOP.”
[Signature Page Follows]
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IN WITNESS WHEREOF, Oceaneering International, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 21st day of June 2021, but effective as of the date set forth above.
OCEANEERING INTERNATIONAL, INC.

By: /S/ Holly D. Kriendler
Name:    Holly D. Kriendler
Title:    Senior Vice President and Chief Human
Resources Officer
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